RELEASE AND WAIVER
THIS RELEASE AND WAIVER (this “Release”), dated May 21, 2025, is by and among Beowulf E&D Holdings Inc., a Delaware corporation (“Seller”), TeraCub Inc., a Delaware corporation (“Buyer”), TeraWulf Inc. (“TeraWulf”), Beowulf Electricity & Data LLC, a Delaware limited liability company (“Beowulf E&D”), Beowulf E&D (MD) LLC, a Delaware limited liability company (“Beowulf E&D (MD)”), and Beowulf E&D (NY) LLC, a Delaware limited liability company (“Beowulf E&D (NY),” and together with Beowulf E&D and Beowulf E&D (MD), the “Acquired Companies” and each individually, an “Acquired Company”). Buyer, TeraWulf, Seller, and the Acquired Companies may each be referred to herein as a “Party”, and collectively as the “Parties”. Capitalized terms used in this Release but not expressly defined herein shall have the meaning set forth in the MIPA (defined below).
WHEREAS, on the date hereof, Buyer, TeraWulf and Seller entered into that certain Membership Interest Purchase Agreement (the “MIPA”); and
WHEREAS, as consideration, in part, for the Parties agreeing to enter into the MIPA, the Parties executed and delivered this Release.
NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Party agrees as follows:
1.    Release of Seller Parties. Each of Buyer and TeraWulf, for itself and its respective successors and assigns, its respective Affiliates (and each of their respective successors and assigns), the Acquired Companies and their subsidiaries and Affiliates, and each of the foregoing’s respective officers, directors, employees, accountants, legal counsel, consultants, financial advisors and agents (all of the foregoing being referred to collectively, as the “Buyer Parties”), does hereby, effective from and after, and conditioned upon the occurrence of, the Effective Date, unconditionally and forever release, waive, remise, acquit and forever discharge, to the fullest extent permitted by law, Seller, its successors and assigns, its Affiliates (and each of their respective predecessors, successors and assigns) and each of its and their respective equity holders, officers, directors, employees, accountants, legal counsel, consultants, financial advisors and agents (collectively, the “Seller Parties”) from and against any and all claims, liabilities, demands, obligations, rights, damages, costs, expenses, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, premises, variances, trespasses, judgments, executions, actions or causes of action of any nature, kind or character whatsoever, whether in law or in equity, tort, contract, statute or otherwise (“Claims”), based on, arising out of or relating to the Acquired Companies or any of their subsidiaries or Affiliates (in each case to the extent relating to the Acquired Companies or the Transaction) or any of their respective assets, businesses or liabilities (including as they existed at or prior to the Effective Date), which the Buyer Parties ever had, now have or may in the future have against the Seller Parties (the “Buyer Released Claims”); provided, however, that nothing contained herein shall be construed to release or discharge the Seller Parties from or in respect of any Claims arising under the MIPA or any ancillary documents executed in connection therewith, nor shall such release extend to any acts or omissions of the Seller Parties occurring after the Effective Date.
2.    Release of Buyer Parties. The Seller, for itself and the other Seller Parties, does hereby, effective from and after, and conditioned upon the occurrence of, the Effective Date, unconditionally and forever release, waive, remise, acquit and forever discharge, to the fullest extent permitted by law, the Buyer Parties from and against any and all Claims, based on, arising out of or relating to the Acquired Companies or any of their subsidiaries and Affiliates or any of their respective assets, businesses or liabilities (including as they existed at or prior to the Effective Date), which the Seller Parties ever had, now have or may in the future have (the “Seller Released Claims”); provided, however, that nothing contained herein shall be construed to release or discharge the Buyer Parties from or in respect of any Claims arising under the MIPA or any ancillary documents executed in connection therewith, nor shall such release extend to any acts or omissions of the Buyer Parties occurring after the Effective Date.
3.    No Admission. Neither the execution or the delivery of this Release, nor the performance of the terms hereof, by any of the Parties shall be considered an admission by any of them of any present or past wrongdoing or liability, and any and all such alleged admissions or liabilities are hereby expressly denied by all of the Parties.
4.    Ownership of Claims. Each Party represents and warrants to the other that it is the sole owner of, and has not sold, assigned or otherwise transferred (with or without consideration), and covenants to the other not to sell, assign or otherwise transfer (with or without consideration), to any Person any right or interest arising from or relating to the Buyer Released Claims or the Seller Released Claims, as the case may be.
5.    Covenant not to Assert. Each Party covenants, and shall cause the other Buyer Parties, in the case of Buyer, and other Seller Parties, in the case of the Seller, never to directly or indirectly institute, (or aid, assist or cooperate with any other Person to) commence, join in, or in any manner seek relief or in any manner assert against any of the Buyer Parties or the Seller Parties (as the case may be) any of the Buyer Released Claims or the Seller Released Claims, as the case may be, whether at law or in equity, through any proceeding, including, without limitation, any complaint, cross-claim, counterclaim, third-party complaint or interpleader complaint in any jurisdiction or any action before any court or administrative or regulatory agency or before any other public or private tribunal. In the event any Party breaches this covenant not to sue, the breaching Party shall be liable for, and shall indemnify the non-breaching Party against, any and all costs, expenses, or damages, including attorneys' fees, incurred as a result of such breach.
6.    Representations. Each Party represents and warrants to, and acknowledges to and agrees with, the other Parties that:
(a)    such Party has been represented by independent legal counsel of its own choice in connection with the negotiation, execution and delivery of this Release;

(b)    such Party either personally or through its independently retained attorneys has fully investigated to its satisfaction all facts surrounding the claims being released hereby and is fully satisfied with the terms of this Release;
(c)    such Party has not been offered any promise or inducement except as expressly stated in this Release and has executed and delivered this Release without reliance on any statement of or representation by any other Party or any other Party’s representative;
(d)    such Party has the full requisite power (corporate or otherwise) and authority to execute and deliver this Release and to perform its obligations hereunder. The execution and delivery of this Release and the performance of such Party’s obligations hereunder have been duly authorized and no other authorizations on the part of such Party are necessary to authorize such execution, delivery and performance. This Release has been duly executed and delivered by such Party and constitutes such Party’s valid and binding obligation, enforceable against such Party in accordance with its terms (except as limited by the application of bankruptcy, moratorium and other laws affecting creditors’ rights generally and as limited by the availability of specific performance and the application of equitable principles);
(e)    such Party has had the opportunity to discuss the terms of this Release with, and receive answers with respect thereto from, independent legal counsel to the full extent desired,
(f)    such Party fully understands the terms and provisions of this Release and the effect thereof on its legal rights and obligations, and
(g)    such Party is aware that it may hereafter discover Claims or facts in addition to, or different from, those which such Party now knows or believes to exist with respect to the subject matter of, or any part of, the Buyer Released Claims or the Seller Released Claims, as the case may be, or this Release, but that it is nonetheless its intention to fully, finally and forever settle and release all disputes and differences, known or unknown, suspected or unsuspected, as to the Buyer Released Claims or the Seller Released Claims, as the case may be
(h)    such Party acknowledges that it may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Release, but nevertheless agrees that this Release extends to all claims of every kind, whether known or unknown, suspected or unsuspected, and all such claims are finally and forever settled and released hereby.

7.    Miscellaneous. The Parties hereby specifically incorporate into this Release the provisions of Sections 10.3 (Waiver), 10.5 (Severability), and 10.6 (Governing Law; Jurisdiction) of the MIPA, mutatis mutandis, as though set out in their entirety in this Section 7.
8.    Termination. This Release shall automatically terminate and be null and void ab initio if the MIPA is terminated in accordance with its terms.
9.    Counterparts. This Release may be executed in multiple counterparts including by means of telecopied or electronically transmitted (including in .pdf formats) signature pages, all of which, taken together, shall constitute one and the same Release.
10.    Entire Agreement. This Release (and the provisions of the MIPA incorporated herein) constitutes the full understanding of the Parties and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist among the Parties with respect thereto. Except as otherwise specifically provided in this Release, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Release shall be binding unless hereafter made in writing and signed by the Party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Release.
11.    Headings. Headings as to the contents of particular sections of this Release are for convenience only and are in no way to be construed as part of this Release or as a limitation of the scope of the particular sections to which they refer.
12.    Amendments and Waivers. No termination, cancellation, modification, amendment, deletion, addition or other change in this Release or any provision thereof, or waiver of any breach or default or of any right or remedy herein provided or otherwise available, shall be effective for any purpose unless specifically set forth in a writing signed by the Party or Parties to be bound thereby. The waiver of any right or remedy in respect of any occurrence or event on one occasion shall not be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above.
SELLER:
BEOWULF E&D HOLDINGS INC.

By: /s/ Daniel Stewart
Name: Daniel Stewart
Its: Treasurer
BUYER:
TERACUB INC.

By: /s/ Nazar Khan
Name: Nazar Khan
Its: Chief Technology Officer
TERAWULF:

TERAWULF INC.

By: /s/ Nazar Khan
Name: Nazar Khan
Its: Chief Technology Officer
ACQUIRED COMPANIES:

BEOWULF ELECTRICITY & DATA LLC
By: /s/ Daniel Stewart
Name: Daniel Stewart
Its: President
[Signature Page to Release and Waiver]

BEOWULF E&D (MD) LLC

By: /s/ Daniel Stewart
Name: Daniel Stewart
Its: President

BEOWULF E&D (NY) LLC

By: /s/ Daniel Stewart
Name: Daniel Stewart
Its: President

[Signature Page to Release and Waiver]